EXHIBIT 99.1

Otelco Reports First Quarter 2016 Results

ONEONTA, Ala., May 04, 2016 (GLOBE NEWSWIRE) -- Otelco Inc. (NASDAQ:OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, and a provider of cloud hosting and managed services, today announced results for its first quarter ended March 31, 2016. Key highlights for Otelco include:

  Total revenues of $17.5 million for first quarter 2016.
  Operating income of $4.7 million for first quarter 2016.
  Consolidated EBITDA (as defined below) of $7.6 million for first quarter 2016.

“Our network and operations improvements continue to have a positive impact on our operating income in the face of a small decline in revenue this quarter when compared to the same period in 2015,” said Rob Souza, President and Chief Executive Officer of Otelco. “For first quarter 2016 compared to the same period last year, operating income increased $0.2 million and Consolidated EBITDA improved $0.1 million when you exclude the impact of the CoBank dividend. As top line residential revenue remains under pressure for all telephone companies, our focus is on continuous cost improvements across our markets and the identification of top-line revenue enhancements, including new or better products, as well as pricing and promotional actions.

“Our residential data lines were basically flat compared to the end of 2015,” continued Souza. “This confirms the belief that even when our residential customers surrender their voice line to cell phone use, they retain their data line and often increase its speed. Video and security products, which are residentially focused, both grew during first quarter. Overall revenue declined 0.9% when compared to the same period in 2015 which is significantly improved from the 6.1% decline in first quarter 2015 compared to the same period in 2014. While we are disappointed with our overall CLEC access line equivalents for the quarter, we are excited that in March we announced that we are the first company to bring 10 gigabits per second of internet connectivity to the full northern ring of Maine Fiber Company’s Three Ring Binder network. We have already signed two iconic, major Maine companies as well as a new enterprise to grow their businesses using our fiber-fed high-speed services. Our investment to bring 10 gigabits per second of capacity to the entire Northern Ring will foster our efforts to provide the very latest in communications and cloud services to the 77 rural Maine communities in Aroostook, Penobscot, Piscataquis, Hancock and Washington counties.

“Our new credit facilities, implemented during first quarter, provide us with a five-year horizon to adapt the business to the new industry norms and improve shareholder value, including further debt reduction,” noted Souza. “We were able to complete the transactions for basically the same amount of long-term debt, pay for the debt issuance costs with existing cash on our balance sheet, and end first quarter 2016 with $6.9 million in cash.”

First Quarter 2016 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Change
	2016	2015	Amount	Percent
Revenues	$17,490	$17,643	$(153)	(0.9)%
Operating income	$4,746	$4,507	$239	5.3%
Interest expense	$(2,482)	$(2,048)	$434	21.2%
Net income	$1,750	$2,135	$(385)	(18.0)%
Net income per share	$0.53	$0.66	$(0.13)	(19.7)%
Diluted net income per share	$0.52	$0.65	$(0.13)	(20.0)%

Consolidated EBITDA(1)	$7,627	$8,007	$(380)	(4.7)%
Capital expenditures	$706	$1,485	$(779)	(52.5)%

Reconciliation of Consolidated EBITDA to Net Income

	Three Months ended March 31,
	2016	2015
Net income	$1,750	$2,135
Add: Depreciation	1,779	1,914
Interest expense less interest income	2,038	1,822
Interest expense - amortized loan cost	443	225
Income tax expense	1,133	1,388
Amortization - intangibles	258	335
Stock-based compensation (earn out)	78	125
Stock-based compensation (senior management)	63	36
Other excluded expense	-	2
Loan fees	85	25
Consolidated EBITDA(1)	$7,627	$8,007

(1) Consolidated EBITDA is defined as consolidated net income (loss) plus consolidated net interest expense, depreciation and amortization, income taxes and certain other fees, expenses and non-cash charges reducing consolidated net income. The Company uses Consolidated EBITDA as an operational performance measurement. Consolidated EBITDA corresponds to the definition of Consolidated EBITDA in the Company’s credit facilities. Consolidated EBITDA is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). The lenders under the Company’s credit facilities utilize this measure to determine compliance with credit facility requirements. The Company reports Consolidated EBITDA to allow current and potential investors to understand this performance metric and because the Company believes that it provides current and potential investors with helpful information with respect to the Company’s operating performance and cash flows. However, Consolidated EBITDA should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s liquidity. The Company’s presentation of Consolidated EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Inc. - Key Operating Statistics

			2016	% Change from
	2014	2015	Mar.	December 31, 2015
Business/Enterprise
CLEC
Voice lines	19,324	18,606	18,069	-2.9%
HPBX seats	10,029	10,740	10,746	0.1%
Data lines	3,313	3,629	3,621	-0.2%
Wholesale network lines	2,968	2,743	2,680	-2.3%
Classifax	80	140	158	12.9%
RLEC
Voice lines	15,506	16,123	16,139	0.1%
Data lines	1,587	1,539	1,532	-0.5%
Access line equivalents (1)	52,807	53,520	52,945	-1.1%

Residential
CLEC
Voice lines	275	225	221	-1.8%
Data lines	363	282	281	-0.4%
RLEC
Voice lines	25,569	23,143	22,604	-2.3%
Data lines	20,206	20,089	20,031	-0.3%
Access line equivalents (1)	46,413	43,739	43,137	-1.4%

Otelco access line equivalents (1)	99,220	97,259	96,082	-1.2%

Video	3,852	3,648	3,708	1.6%
Security systems	243	326	337	3.4%
Other internet lines	3,202	2,840	2,794	-1.6%

(1) We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR FIRST QUARTER 2016:

Revenues

Total revenues decreased 0.9% in the three months ended March 31, 2016, to $17.5 million from $17.6 million in the three months ended March 31, 2015. The decrease in residential RLEC access line equivalents and access revenue decreases due to the FCC’s inter-carrier compensation reform order (the “FCC’s order”) account for the majority of the decline, which was partially offset by an increase in internet, managed services and video and security revenue. The table below provides the components of our revenues for the three months ended March 31, 2016, compared to the same period of 2015.

`	Three Months Ended March 31,		Change
	2016	2015	Amount	Percent

	(dollars in thousands)
Local services	$5,999	$6,284	$(285)	(4.5)%
Network access	5,393	5,480	(87)	(1.6)
Internet	3,820	3,608	212	5.9
Transport services	1,303	1,344	(41)	(3.1)
Video and security	734	711	23	3.2
Managed services	241	216	25	11.6
Total	$17,490	$17,643	$(153)	(0.9)

Local services revenue decreased 4.5% in the quarter ended March 31, 2016, to $6.0 million from $6.3 million in the quarter ended March 31, 2015. The decline in RLEC residential voice access lines and the impact of the FCC’s order, which reduces or eliminates intrastate and local cellular revenue, accounted for a decrease of $0.3 million. A portion of the RLEC decrease is recovered through the Connect America Fund, which is categorized as interstate access revenue. The decline in long distance and special line revenue accounted for a decrease of $0.2 million. CLEC, including Hosted PBX, and fiber revenue increased by $0.2 million. Network access revenue decreased 1.6% in the first quarter 2016 to $5.4 million from $5.5 million in the first quarter 2015. The Connect America Fund and access recovery charges increased $0.1 million and interstate and intrastate switched access charges increased $0.1 million. These increases were offset by declines in end user based fees of $0.1 million and special access charges of $0.2 million. Internet revenue increased 5.9% in the first quarter 2016 to $3.8 million from $3.6 million in the first quarter 2015. Higher equipment fees, increased broadband speed and pricing accounted for the increase. Transport services revenue decreased 3.1% in the quarter ended March 31, 2016, over the comparable period in 2015 to remain at $1.3 million. The decrease was in wide area network revenue. Video and security revenue in the three months ended March 31, 2016, increased 3.2% from the three months ended March 31, 2015, to remain at slightly above $0.7 million in both periods. Increases in security and IPTV deployment and cable pricing were partially offset by decreases in pay per view revenue and digital cable subscribers.  Managed services revenue increased 11.6% in the quarter ended March 31, 2016, over the comparable period in 2015 to remain at just over $0.2 million. The increase was in professional services revenue.

Operating Expenses

Operating expenses in the three months ended March 31, 2016, decreased 3.0% to $12.7 million from $13.1 million in the three months ended March 31, 2015. Cost of services decreased 1.5% to $8.1 million in the quarter ended March 31, 2016, from $8.3 million in the quarter ended March 31, 2015. Access and toll expense decreased by $0.1 million; HPBX expense decreased by $0.1 million; and all other costs decreased by $0.1 million, reflecting New England operations optimization. PAP billing credits received in Maine decreased by $0.2 million, effectively increasing our cost as Fairpoint Communications’ service levels showed further improvement. Selling, general and administrative expenses decreased 2.1% to just under $2.6 million in the three months ended March 31, 2016, from just over $2.6 million in the three months ended March 31, 2015. Small decreases in external relations, human resources and non-cash earnout stock expense were partially offset by small increases in loan fees, legal and non-cash stock compensation expense. Depreciation and amortization for first quarter 2016 decreased 9.4% to $2.0 million from $2.2 million in first quarter 2015. New England CLEC and RLEC depreciation decreased $0.1 million and the amortization of other intangible asset decreased $0.1 million.

Operating Income

Operating income in the three months ended March 31, 2016, increased 5.3% to $4.7 million from $4.5 million in the three months ended March 31, 2015. Cost improvement and expense management savings exceeded the decrease in revenue for the period.

Interest Expense

Interest expense in the three months ended March 31, 2016, increased 21.2% to $2.5 million from $2.0 million in the three months ended March 31, 2015. The combination of higher interest rates on our new loan facilities and the increased loan cost amortization each accounted for half of the increase.

Other Income

The Company received during first quarter 2016 an annual dividend from CoBank, one of its lenders under the senior loan facility that was fully repaid in February 2016. Covering the calendar year 2015, the dividend of $0.6 million, including patronage capital extinguishment, was $0.5 million lower than the dividend received during first quarter 2015 for the calendar year 2014.

Consolidated EBITDA

Based on the changes noted above, Consolidated EBITDA decreased $0.4 million to $7.6 million for the three months ended March 31, 2016, when compared to $8.0 million in the same period in 2015. Excluding the decrease of $0.5 million in the CoBank dividend, Consolidated EBITDA increased $0.1 million in first quarter 2016 when compared to first quarter 2015. Stock-based compensation and other excluded expenses are added back in the calculation of Consolidated EBITDA. See financial tables for a reconciliation of Consolidated EBITDA to net income.

Balance Sheet

As of March 31, 2016, the Company had cash and cash equivalents of $6.9 million, the same as at the end of 2015. As announced during first quarter, the Company entered into and funded new five year senior and five and a half year subordinated loan facilities. The combined $100.3 million term loan facilities were used to pay all amounts due under the Company’s previous credit facility and for loan costs. A $5.0 million revolver under the senior loan facility remains undrawn. Principal payments on the senior term loan facility will be $1.0 million per quarter, payable on April 1, July 1, October 1 and January 1 of each year. A change in Generally Accepted Accounting Principles nets loan costs against the outstanding balance of the term loan facilities.

Capital Expenditures

Capital expenditures were $0.7 million for first quarter 2016 compared to $1.5 million in the same period in 2015.

First Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, May 5, 2016, at 11:30 a.m. (Eastern Time). To participate in the call, participants should dial (719) 325-2429 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days.  A two-week telephonic replay may also be accessed by calling (719) 457-0820 and entering the Confirmation Code 4824332.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 96,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements, which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share par value and share amounts)
(unaudited)
	March 31,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$6,927	$6,884
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $182 and $258, respectively	3,426	3,575
Unbilled receivables	1,622	1,610
Other	1,664	1,722
Materials and supplies	2,064	1,906
Prepaid expenses	1,674	2,775
Deferred income taxes	57	57
Total current assets	17,434	18,529

Property and equipment, net	48,648	49,811
Goodwill	44,976	44,976
Intangible assets, net	2,201	2,363
Investments	1,839	1,846
Other assets	290	259
Total assets	$115,388	$117,784

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$995	$1,818
Accrued expenses	5,718	4,567
Advance billings and payments	1,385	1,418
Customer deposits	72	68
Current maturity of long-term notes payable, net of debt issuance cost	2,902	2,203
Total current liabilities	11,072	10,074

Deferred income taxes	26,163	26,163
Advance billings and payments	615	628
Other liabilities	17	27
Long-term notes payable net of debt issuance cost, less current maturities (net)	91,900	97,052
Total liabilities	129,767	133,944

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares;
issued and outstanding 3,283,177 and 3,015,099 shares, respectively	33	30
Class B Common Stock, $.01 par value-authorized 250,000 shares;
issued and outstanding 0 and 232,780 shares, respectively	-	2
Additional paid in capital	3,911	3,881
Retained deficit	(18,323)	(20,073)
Total stockholders' deficit	(14,379)	(16,160)
Total liabilities and stockholders' deficit	$115,388	$117,784

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues	$17,490	$17,643

Operating expenses
Cost of services	8,131	8,257
Selling, general and administrative expenses	2,576	2,630
Depreciation and amortization	2,037	2,249
Total operating expenses	12,744	13,136

Income from operations	4,746	4,507

Other income (expense)
Interest expense	(2,482)	(2,048)
Other income	619	1,064
Total other expenses	(1,863)	(984)

Income before income tax expense	2,883	3,523
Income tax expense	(1,133)	(1,388)

Net income	$1,750	$2,135

Weighted average number of common shares outstanding:
Basic	3,283,177	3,239,306
Diluted	3,375,735	3,281,106

Basic net income per common share	$0.53	$0.66

Diluted net income per common share	$0.52	$0.65

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$1,750	$2,135
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	1,778	1,914
Amortization	259	335
Amortization of loan costs	288	225
Loss on extinguishment of debt	155	-
Provision for uncollectible accounts receivable	39	67
Stock-based compensation	141	161
Paid in kind interest - subordinated debt	37	-
Changes in operating assets and liabilities
Accounts receivable	156	283
Material and supplies	(158)	(400)
Prepaid expenses and other assets	1,070	1,756
Accounts payable and accrued expenses	328	323
Advance billings and payments	(46)	(10)
Other liabilities	(6)	(3)
Net cash from operating activities	5,791	6,786

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(706)	(1,485)
Net cash used in investing activities	(706)	(1,485)

Cash flows used in financing activities:
Loan origination costs	(5,181)	-
Principal repayment of long-term notes payable	(100,052)	(2,666)
Proceeds from loan refinancing	100,300	-
Tax withholdings paid on behalf of employees for restricted stock units	(109)	-
Net cash used in financing activities	(5,042)	(2,666)

Net increase in cash and cash equivalents	43	2,635
Cash and cash equivalents, beginning of period	6,884	5,082
Cash and cash equivalents, end of period	$6,927	$7,717

Supplemental disclosures of cash flow information:
Interest paid	$1,378	$1,822

Income taxes paid (refunded)	$440	$2

Conversion of Class B stock to Class A	$2	$-

Issuance of Class A common stock	$1	$-

Contact:
Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis@otelcotel.com